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                                                                    EXHIBIT 10.5

                         DEFERRED COMPENSATION AGREEMENT


       This is a Deferred Compensation Agreement effective December 27, 1999, by ZLAND INC., a Delaware Corporation, (hereinafter "the Company" or "ZLAND") and JOHN VEENSTRA (hereinafter "the Employee" or "VEENSTRA"). The Company and VEENSTRA are sometimes referred to as the Parties.

                                   WITNESSETH:

WHEREAS the Employee is a valued employee of the Company, and

WHEREAS the Parties wish to create a Deferred Compensation Agreement,

NOW, THEREFORE, in consideration of the following mutual agreements, the Parties agree as follows:

       1. In consideration of services to be rendered to the Company by Employee and subject to the terms and conditions of this Agreement, the Company shall pay to Employee $120,000 as deferred compensation for calendar year 2000. Such deferred compensation shall be attributable to the months of July, 2000 through December, 2000 at the rate of $20,000 per month.

       2. The Company has established a Trust to receive, hold, administer and distribute the deferred compensation of Employee, the JOHN VEENSTRA 1999 TRUST dated March 17, 1999 (hereinafter called the "Trust"), and the Company shall contribute to the Trust the deferred compensation funds that shall be held by the Trustee, subject to the claims of Company's creditors in the event of Company's Insolvency, as defined in the Trust, until paid to the Employee in such manner and at such times as specified in the Trust.

              a. It is the intention of the Parties that the Trust shall constitute an unfunded arrangement in accordance with Rev. Proc. 92-64 and shall not affect the status of this Agreement as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

              b. The parties acknowledge that the Trust is currently revocable by the Company; it shall become irrevocable upon a Change of Status, as defined in the Trust; the Trust is intended to be a grantor trust, of which the Company is the Grantor or



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Trustor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

       3. The Company shall transfer to the Trust the funds required to satisfy the Company's obligation to pay the deferred compensation to the Employee as provided below. After the assets have been transferred to the Trustee, title to such funds shall be fully vested in the Trustee. The Employee and his designated beneficiary shall not have any proprietary interest whatsoever in any specific assets of the Company or the Trust. Any such funds so transferred may be kept in cash or invested and reinvested in mutual funds, stocks, bonds, securities or any other assets as may be selected by the Trustee in its discretion. In the exercise of the foregoing discretionary investment powers, the Trustee may engage investment counsel and, if it so desires, may delegate to such counsel full or limited authority to select the assets in which the funds are to be invested.

              a. From the date such funds are transferred, the Employee agrees on behalf of himself and his designated beneficiary to assume all risk in connection with any decrease in value of the funds which are invested or which continue to be invested in accordance with the provisions of this Agreement.

              b. Upon a Change of Status, as defined in the Trust to include a change of ownership of the Company, a change of Trustee, or if Employee is no longer an employee of the Company, the Trust shall become irrevocable; if the Company has not transferred the funds to the Trust, the Company shall, as soon as possible, but in no event longer than 10 days following the Change of Status, make an irrevocable contribution to the Trust in an amount that is sufficient to pay the Employee the benefits to which the Employee would have been entitled pursuant to the terms of this Agreement as if the deferred compensation amount had been contributed on the regular dates of payment following the effective date of this Agreement, and earned interest at the prime rate published by the Bank of America from time to time.

       4. The deferred compensation to be paid to Employee from the Trust pursuant to this Agreement shall be paid over five years, commencing June 30, 2002, and otherwise comply with terms of the Trust Payment Schedule. If there is a Change of Status, the Trust shall commence the payment of the income of the Trust currently, not less frequently than annually.

       5. If the Employee's employment is terminated for any reason, including death, disability, voluntary termination, involuntary termination, or retirement, the Trust shall become irrevocable and the payments provided for in this Agreement shall be made to the Employee, his estate, his designated beneficiary or to the estate of such designated beneficiary in accordance with the Trust Payment Schedule.

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       6.     The right of the Employee or any other person to the payment of deferred

compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

       7. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Company as an executive or in any other capacity.

       8. Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Employee in 2000 for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.

       9. The Trustee of the Trust shall have full power and authority to interpret, construe, and administer this Agreement and the Trustee's reasonable interpretations and construction thereof, and actions thereunder, including any valuation of the deferred compensation account, or the amount or identity of the recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Company shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his/her own willful misconduct or lack of good faith.

       10. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee and his heirs, executors, administrators, and legal representatives. This Agreement shall be construed in accordance with and governed by the law of the State of California.

              In WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and Employee has executed this Agreement as of the date first above written.

ZLAND CORPORATION,
a Delaware Corporation                    Attest:


By: /s/ GLENN E. ABOOD                    /s/ GREGG AMBER
    --------------------------------      -------------------------------------
     GLENN E. ABOOD, President             Gregg Amber, Secretary



/s/ JOHN W. VEENSTRA
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John W. Veenstra, Employee